UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 13, 2012 (December 12, 2012)

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ENDO HEALTH SOLUTIONS INC.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard, Chadds Ford, PA	19317
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (610) 558-9800
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 12, 2012, Endo Health Solutions Inc. (the Company or Endo) announced that David P. Holveck, 67, the Company's President and Chief Executive Officer and a member of the Company's Board of Directors, will retire in 2013. Mr. Holveck will continue to serve in his present positions until the earlier of his successor being in place or the May 2013 Annual Meeting of Stockholders. Mr. Holveck will also leave the Board of Directors at such time.
Mr. Holveck does not currently serve on any committees on the Company's Board of Directors.
The Board of Directors is conducting a search for the Company's next CEO and will consider both external and internal candidates with the assistance of Korn/Ferry, a leading executive search firm.

Item 8.01.	Other Events.
Also on December 12, 2012, the Company announced that it now anticipates 2012 adjusted diluted net income per share will be at or below the low end of its previous guidance range of $5.00 to $5.10. Additionally, the Company no longer expects to achieve its previous 2013 guidance for revenues of $3.0 to $3.2 billion and adjusted diluted net income per share of $5.20 to $5.40, and expects to provide updated 2013 guidance in early January.
A copy of the press release announcing these items is furnished as Exhibit 99.1.
Adjusted diluted net income per share is a financial measure that is not in conformity with accounting principles generally accepted in the United States and we refer to it as a non-GAAP financial measure. Endo refers to adjusted diluted net income per share in making operating decisions because it believes it provides meaningful supplemental information regarding the Company’s operational performance. For instance, Endo believes that this measure facilitates its internal comparisons to its historical operating results and comparisons to competitors’ results. The Company believes this measure is useful to investors in allowing for greater transparency related to supplemental information used by Endo in its financial and operational decision-making. In addition, Endo has historically reported similar financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting at this time. Further, Endo believes that adjusted diluted net income per share may be useful to investors as it is aware that certain of its significant stockholders utilize adjusted diluted net income per share to evaluate its financial performance. Finally, adjusted diluted net income per share is used by the Compensation Committee of Endo’s Board of Directors in assessing the performance and compensation of substantially all of its employees, including its executive officers.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.

(b)	Pro Forma Financial Information.
Not applicable.

(c)	Shell Company Transactions.
Not applicable.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO HEALTH SOLUTIONS HOLDINGS INC.
(Registrant)

By:	/s/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary
Dated: December 13, 2012

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release